FOR IMMEDIATE RELEASE:     June 19, 1996

Contact: Lee Feldman, V.P. & General Counsel, Prins Recycling Corp., tel: (201) 886-1600
          Hal Levine/Marty Cohen The Levine Group, tel:  (212) 682-8875

            PRINS RECYCLING CORP. ANNOUNCES RESIGNATION OF DIRECTORS

     Fort Lee, New Jersey -- Prins Recycling Corp. (NASDAQ:PRNS) announced today that two members of its Board of Directors, Clarke Ambrose and James Gale, have resigned.

     As previously set forth in the Company's first quarter Form 10-QSB for the period ended March 31, 1996, the Company is in need of additional capital. As of today, the Company continues to operate at a loss and has been unable to finalize a strategic relationship or secure additional financing. Although the Company is exploring certain alternatives, there can be no assurance that a transaction can be concluded by the Company on terms and within a time period satisfactory to the Company.

     Prins Recycling Corp. is a recycling firm with processing facilities located in Illinois, Maryland, Massachusetts, Pennsylvania and New Jersey.


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